EXHIBIT 11
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                           ALCO STANDARD CORPORATION
                      COMPUTATIONS OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


                                                                      1995                                    1994
                                                          ---------------------------              ---------------------------
                                                                             FULLY                                    FULLY
                                                           PRIMARY         DILUTED(1)               PRIMARY         DILUTED(1)
                                                          ---------        ----------              ---------        ----------
THREE MONTHS ENDED MARCH 31

AVERAGE SHARES OUTSTANDING
Common shares                                                54,654            54,654                 53,569            53,569
Preferred stock
  Considered common equivalents                                                                            7                 7
  Senior Securities                                                             4,508                                    4,508
Options                                                       1,005             1,084                  1,054             1,054
                                                          ---------        ----------              ---------        ----------
  Total shares                                               55,659            60,246                 54,630            59,138
                                                          =========        ==========              =========        ==========

INCOME
Net income                                               $   49,125       $    49,125             $   38,021       $    38,021
Less: Preferred dividends                                     2,893                                    2,893
                                                          ---------        ----------              ---------        ----------
Income available to common shareholders                  $   46,232       $    49,125             $   35,128       $    38,021
                                                          =========        ==========              =========        ==========


EARNINGS PER SHARE                                            $0.83             $0.82                  $0.64             $0.64
                                                          =========        ==========              =========        ==========




SIX MONTHS ENDED MARCH 31

AVERAGE SHARES OUTSTANDING
- --------------------------
Common shares                                                54,594            54,594                 50,774            50,774
Preferred stock
  Considered common equivalents                                                                            9                 9
  Senior securities                                                             4,508                                    4,508
Options                                                       1,044             1,135                    968             1,044
                                                          ---------        ----------              ---------        ----------
  Total shares                                               55,638            60,237                 51,751            56,335
                                                          =========        ==========              =========        ==========


INCOME
- ------
Net Income                                               $   94,594       $    94,594             $   69,875       $    69,875
Less: Preferred dividends                                     5,786                                    5,786
                                                          ---------        ----------              ---------        ----------
Income available to common shareholders                  $   88,808       $    94,594             $   64,089       $    69,875
                                                          =========        ==========              =========        ==========


EARNINGS PER SHARE                                            $1.60             $1.57                  $1.24             $1.24
                                                          =========        ==========              =========        ==========


(1) This calculation is submitted in accordance with Regulation S-K item 601 (b)
    (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.